EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ZEEZOO SOFTWARE CORP. (the "Company") on Form 10-QSB for the period ended July 31, 2008, as filed with the  Securities and Exchange Commission on the date hereof (the "Report"),  I, Dr. Samuel S Asculai, Chief Executive  Officer of the  Company,  certify,  pursuant  to 18 U.S.C.  1350,  as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The  information  contained  in the  Report  fairly  presents,  in all  material respects, the financial condition and results of operations of the Company.

Date: September 12, 2008	By:	/s/ Dr. Samuel S. Asculai
Dr. Samuel S. Asculai
Chief Executive Officer